Exhibit 10.13

Security Guaranty Agreement

Mortgagor (Party A):	Qingdao Tungray Science & Technology Development Co. Ltd.

Address:	North North, West End of Binhe North Road, Cross-strait Agricultural Cooperation Pilot Zone, Pingdu City, Qingdao

Postal code:	266700

Legal representative (responsible person):	Yao Wanjun

Fax: 0532-86637997	Tel.: 0532-86637997

Mortgagee (Party B):	China Construction Bank Co., Ltd Pingdu branch

Address:	No.187, Renmin Road, Pingdu City

Postal code:	266700

Person in charge:	Lin Yuzhong

Fax: 0532-88316422	Tel.: 0532-88316422

As Party A is Qingdao September Machinery and Electronics Co., Ltd. (hereinafter referred to as the "Debtor") ( one ) (2) (3) (4) Credit granting business and will (and / or already) work with the debtor on February 5,2018 Until 5th February, 2023 During the day (hereinafter referred to as "Confirmation period of creditor's right") Sign the RMB fund loan contract, the foreign exchange fund loan contract, Bank acceptance agreement, letter of credit issuing contract, issuing guarantee agreement and / or other legal documents (under the above contract, agreement and / or other legal documents signed during the determination of the creditor's right The term is the "Master Contract").

(1)       Issuing RMB / foreign currency loans;

(2)       Accept a commercial draft;

(3)       opening a letter of credit;

(4)       issuing a letter of guarantee;

(5)       Other credit granting services: this column is intentionally left blank

Party A is willing to provide the maximum amount of collateral guarantee for a series of debts under the main contract. In accordance with relevant laws, regulations and rules, party A and Party B have reached this agreement through consultation Contract for mutual compliance.

Article 1
Mortgage property

1.       Party A shall mortgage the property listed in the "Mortgage Property List" herein.

2.       The issuance of new ownership or other right certificate (explicit) of the mortgaged property results in the "mortgaged property List" of this contract or the other rights (mortgage) certificate or offset received by Party B, and the mortgage right certificate is related to the new right certificate (explicit) or the register of the registration authority If the records are inconsistent, Party A shall not refuse to assume the guarantee liability on this grounds.

3.       Unless otherwise agreed by both parties or stipulated by laws, the new items added to the mortgaged property due to attachment, mixing, processing, reconstruction, etc. shall also be used as collateral for Party B's creditor's rights Guarantee, Party A shall go through the necessary mortgage registration and other procedures according to the requirements of Party B.

4.       If the value of the mortgaged property has been or may be reduced, it will affect the realization of Party B's creditor's rights, Party A shall provide a new guarantee as required by Party B.

Article 2
Scope of guarantee and the maximum limit of creditor's rights.

1.       The scope of this maximum is for all debts under the main contract, including but Not limited to all principal, interest (including compound interest and penalty interest), liquidated damages, compensation, debts. People shall pay to party b other payments (including but not limited to party b paid the relevant fees, telecommunications, fees, letter / credit under the beneficiary refused to bear the bank expenses, etc.), party b rights and security rights (including but not limited to litigation costs, arbitration, fees, property preservation, travel, execution, evaluation, auction, notarization, send Payment fee, announcement fee, attorney fee, etc.).

2.       The maximum amount of guarantee liability under this maximum mortgage is (RMB (currency) (amount in words) _______________. If Party A performs the guarantee obligations under this Contract, the maximum amount shall decrease accordingly according to the amount of performance.

3.       The actual formation time of the loan, advances, interest, expenses or any other time of Party B's creditor's right under the master Contract shall still fall within the scope of the maximum mortgage even beyond the determination period of the creditor's right. The expiration date of the performance period of the debt under the master contract shall not be subject to the determination period of the debt Limitation on the expiration date.

Article 3
Registration of mortgaged property

Both parties shall go through the mortgage registration procedures at the corresponding registration department within five working days after the signing of this contract. Party A shall take the other rights of the mortgaged property on the date of completion of the mortgage registration.

The original certificate, original mortgage registration documents and other right certificates shall be submitted to Party B.

Article 4
Modification of the master contract

1.       Party A agrees that Party B does not need to notify Party A of the principal contract or modification of the principal contract (including but not limited to extending the debt performance term or increasing the principal amount of the debt). Party A shall still bear the maximum amount and the scope of guarantee as agreed herein obligation under bond.

2.       Party to change Party A's guarantee liability shall not be waived due to any of the following circumstances:

(i)	Party B or the debtor has restructuring, merger, merger, division, increase or decrease of capital Joint venture, joint venture, name change, etc.;

(ii)	Party B entrusts a third party to perform its obligations under the master Contract;

3.       If the claims under the master contract are transferred to a third party, the security under this contract shall follow Transfer, Party A shall assist Party B and the third party to handle the mortgage change registration required by law procedures.

4.       The transfer of claims or debts under the master contract is not effective, invalid, revoked. If it is terminated, Party A shall still assume the guarantee liability to Party B according to this Contract.

Article 5
Possession and custody of the mortgaged property

1.       Party A shall properly occupy, keep and maintain the mortgaged property, and use the mortgaged property reasonably, maintain the mortgaged property in good condition, and pay all taxes and fees related to the mortgaged property on time. Party B has the right to inspect the mortgaged property and may require Party A to mortgage the property The original copy of the production right certificate shall be submitted to Party B for safekeeping.

2.       If Party A entrusts or agrees to a third party to possess, keep and use the mortgaged property, it shall inform the third party of the existence of the mortgage right, and require it to keep the mortgaged property in good condition, accept party B's inspection of the mortgaged property and not prevent Party B from realizing the mortgage right. Party A does not cause. It shall be exempted from the obligations mentioned in the preceding paragraph and shall be liable for the acts of the third party.

3.       If the mortgaged property causes damage to the person or property, Party A shall be liable for compensation by itself. If Party B is liable for compensation, or advances compensation for Party A Gold, then Party B has the right to recover from Party A.

Article 6
Insurance of the mortgaged property

1.       Unless otherwise agreed by the parties, Party A shall insure the mortgaged property in accordance with relevant laws and the insurance type, insurance period and insurance amount designated by Party B. The insurer should have the law Qualification and good reputation.

2.       The contents of the insurance policy shall meet the requirements of Party B and shall not be accompanied by restrictive conditions that damage Party B's rights and interests. The insurance policy shall specifically indicate: Party B is the preferred recipient of insurance compensation (the first beneficiary); the change of insurance policy shall be subject to the written consent of Party B; in the event of an insured accident, the insurer shall directly transfer the insurance compensation to the account designated by Party B. Where the mortgaged property is insured but the insurance policy does not indicate the above contents, the insurance policy shall be made accordingly Annotations or changes.

3.       Party A shall ensure that the insurance is valid continuously, and shall not interrupt, cancel or fail the insurance for any reason, or cause the insurer to reduce the indemnity liability, or change the insurance policy without party B's consent. If all the claims secured by Party A are not paid at the expiration of the insurance period, Party A shall renew the insurance period, and extend the insurance period accordingly.

4.       Party A shall renew the insurance on the date of conclusion of this Contract (for the renewal of the mortgaged property, the renewal shall be completed From the date of completion), the original insurance policy of the mortgaged property shall be delivered to Party B within a blank working day. Party A and reserves the documents necessary for the insurance claim or transfer of insurance interest.

5.       Party B shall have the right to choose the following methods of receiving the insurance compensation obtained from the mortgaged property Party A shall assist in handling the relevant procedures:

(1)	With the consent of Party B, it is used to repair the mortgaged property to restore the value of the mortgaged property;

(2)	Pay off the principal and interest and related expenses of the debts under the main contract under or in advance;

(3)	Providing pledge guarantee for the debts under the main contract;

(4)	After Party A provides a new guarantee that meets the requirements of Party B, Party A shall freely dispose of it.

Article 7
Restrictions on Party A's disposal of the mortgaged property

1.       Without the written consent of Party B, Party A shall not dispose of the mortgaged property in any way, including but not limited to waiver, lease (including subsequent lease after the original lease contract), gift, transfer, capital contribution, repeated guarantee, transfer, change to public welfare use, addition or reconstruction with other items cut apart.

2.       With the written consent of Party B, Party A shall dispose of the mortgaged property and the price or other money shall be deposited in the account designated by Party B. Party B shall have the right to choose Paragraph 5 of Article 6 hereof. Party A shall deal with the above payment by any method agreed in items (2) to (4) Help to handle the relevant procedures.

Article 8
Third-party obstruction

1.       If the mortgaged property is expropriated, requisitioned, demolished, confiscated, recovered without compensation by the State, or the mortgaged property is sealed up, frozen, seized, supervised, lien, auctioned, forcibly occupied, damaged or otherwise disposed by a third party, Party A shall immediately notify Party B and promptly take stop, eliminate or remedial measures to prevent further losses; if Party B requests, Party A. Party A shall provide a new guarantee meeting the requirements of Party B.

2.       The rest of the mortgaged property after the occurrence of the preceding paragraph shall still be used as collateral for Party B's creditor's rights. The compensation or compensation obtained by Party A due to the above reasons shall be deposited into the account designated by Party B. Party B has the right to choose Item (1) to (4) of Article 6, paragraph 5 of this Contract To handling the above payment by any method, Party A shall assist in handling the relevant procedures.

Article 9
Realization of the mortgage right

1.       The debtor's failure to perform the debts due under the master contract is declared to arrive in advance. In case of any future debt, or in violation of any other provisions of the master contract, Party B shall have the right to dispose of the mortgaged property.

2.       The value of the mortgaged property recorded in the mortgaged Property List or otherwise agreed by both parties (hereinafter referred to as the "Provisional Value"), whether or not recorded in the register of the registration authority, does not indicate the final value of the mortgaged property, and the final value is the mortgaged property of Party B. Net amount of the price obtained after deducting various taxes and fees.

If the mortgaged property is paid against Party B's creditor's rights, the above provisional value shall not be used as the basis for the mortgaged property to offset Party B's claims, and the value of the mortgaged property shall be negotiated by both parties to, or to be determined by fair evaluation according to law.

3.       Party B's proceeds from the disposal of the mortgaged property shall be used to repay the debts during the sale or auction (including but not limited to storage fees, appraisal fees, auction fees, transfer fees, taxes and fees, transfer fees for the right to use the state-owned land, etc.). The remaining price shall be returned to Party A.

4.       If Party A and the debtor are the same person, Party B may apply for compulsory execution of the property other than the mortgaged property of Party A, and shall not give up the mortgage right or must dispose of the mortgaged property first as a prerequisite.

5.       Party A shall not prevent Party B from realizing in any way (including action or omission) hypothec.

6.       Whether party b to the claims under the main contract has other guarantees (including but not limited to, guarantee, mortgage, pledge, guarantee, standby letter of credit), whether when the other guarantee is established, whether effective, whether party b to other guarantor claims, no matter whether there is a third party agreed to bear all or part of the debt under the main contract, regardless of other guarantee is provided by the debtor, party a in the guarantee liability under this contract are not so relief, party b can directly require party a in accordance with this contract in its Bear the guarantee liability within the guarantee scope, and Party A will not raise any objection.

7.       If the contract of the guarantee liability ceiling is lower than the actual balance under the principal contract, party a after the principal contract under the creditor's rights still not fully liquidated, party a promises to the debtor or other guarantor claims (including in advance, exercise) right of subrogation or the right of recourse, should not make party b interests by any damage, and agree to the Lord the repayment of the debts under the contract shall have the first priority to the realization of Party A's right of subrogation or the right of recovery. Specifically speaking, before party B's creditor's rights are fully repaid,

(I)      Party A agrees not to claim the right of subrogation or recourse against the debtor or other guarantor; if Party A realizes the above rights for any reason, the priority for liquidation to of the claims not obtained by Party B;

(II)     If the debts under the master Contract are guaranteed, Party A agrees not to raise the right to the security or the disposal proceeds on the grounds of the exercise of subrogation or for any other reasons that the above security and the proceeds shall be used to pay off the outstanding claims of Party B;

(III)   If the debtor or other guarantor provides counter-guarantee for Party A, Party A shall base the amount obtained from the above counter-guarantee shall be used to pay off the outstanding claims of Party B.

(IV)   If the main contract is not established, not effective, invalid, invalid, partially invalid or cancelled or terminated, and Party A and the debtor are not the same person, Party A shall bear the debtor and the debtor for the debts caused by the scope of the guarantee agreed herein joint liability.

(V)    Party A has been fully aware of the interest rate risk. If Party B adjusts the interest rate level, interest rate or interest settlement method according to the provisions of the master contract or the change of the national interest rate policy, resulting in the increase of the interest, penalty interest and compound interest payable by the debtor, Party A shall also bear the additional part Liability for guarantee.

(VI)    If the debtor also has other debts due to Party B other than the debts under the main contract, Party B has the right to transfer the account opened by the debtor in the China Construction Bank system, and the amount of RMB or other currencies shall be used to pay off any debts due first to Party A. No reduction of the warranty liability shall occur accordingly.

Article 10
Liability for breach of contract

I.        Party A's liability for breach of contract

(I)      Party A violates any agreement of this Contract or represents and guarantees the matters that exist. Any falsehood, error or omission, Party B has the right to take one or more of the following measures:

1.	Party A to correct the breach within a time limit;

2.	Request Party A to provide a new guarantee;

3.	Request Party A to compensate for the losses;

4.	Disposal of the mortgaged property;

5.	Other remedies as permitted by law.

(II)     Party B shall have the right to choose any of the methods stipulated in Paragraph 5 (2) to (4) of Article 6 to handle the proceeds from the disposal of the mortgaged property, and Party A shall assist in handling the relevant methods procedures.

(III)    If the mortgage is not effectively established due to Party A, or the value of the mortgaged property decreases, or Party B fails to realize the mortgage in time or fully, and Party A and the debtor are not the same person, Party B shall have the right to require Party A in the scope of guarantee as agreed herein. It shall be jointly and severally liable for the secured debt and the debtor.

2.       Party B's liability for breach of contract:

If Party B loses the mortgaged property right certificate delivered by Party A due to fault, or if Party B fails to return the mortgaged property right certificate after the repayment of the debt under the Main Contract, or if Party A fails to complete the cancellation procedures, Party A shall have the right to apply Next or more measures:

(I)      Request Party B to bear the cost of reissue of the mortgaged property right certificate;

(II)     Request Party B to return the right certificate of the mortgaged property within a time limit, or assist Party A to note Registration of selling the mortgaged property.

Article 11
Other provisions

1.       Fees to bear

All expenses related to this Contract and the mortgaged property hereunder (including but not limited to possession, management, disposal, registration, notarization, notarization, insurance, transportation, storage, storage, storage, valuation, repair, maintenance, maintenance, auction, transfer, etc.) shall be borne by Party A and otherwise be agreed by both parties except for the determination.

2.       Collection of funds payable

For all the amounts payable by Party A under this Contract, Party B shall have the right to transfer the corresponding amount in RMB or other currencies from the account opened by Party A in the China Construction Bank system without notifying Party A in advance. If it needs to go through the formalities of foreign exchange settlement and sale or foreign exchange sale, Party A has Party B is obliged to assist Party B in handling, and the exchange rate risk shall be borne by Party A.

3.       Use of Party A's information

Party A agrees to establish Party B's approval to the People's Bank of China and the credit investigation authority. The credit database or relevant units or departments shall inquire about Party A's credit status, and agree that Party B shall provide the information of Party A to the People's Bank of China and the credit database approved by the credit investigation department. Party A also agrees that Party B can reasonably use and disclose Party A for business needs information.

4.       Announcement and collection

In case of breach of contract by Party A, Party B has the right to notify the relevant departments or units, and has the right to announce the collection through the news media.

5.       Effectiveness of evidence recorded by Party B unless there are reliable, determine the contrary evidence, party b internal accounts of the principal, interest, expenses and repayment records, party b make or keep the debtor to handle withdrawal, repayment, interest occurred in the process of business documents, vouchers and party b loan records, vouchers, constitute effective proof of the creditor's rights relationship under the main contract. Party A shall not unilaterally make or guarantee them by Party B solely because of the above records, records, documents and vouchers Stay, and a demurrer.

6.       Reserved of Rights

The rights of Party B under this Contract shall not affect and exclude any rights enjoyed under laws, regulations and other contracts. Any tolerance, grace, preference or delay of the exercise of any rights under this contract shall not be regarded as a waiver of the rights or interests under the contract or approval of any breach of this contract, nor shall it affect, prevent or hinder the continued exercise of such rights or any other rights. The exercise shall not cause Party B to assume obligations and responsibilities to Party A.

Even if Party B does not fail to exercise or delay the exercise of any rights under the Master Contract or exhaust any relief under the master Contract, Party A's guarantee liability under this Contract shall not be reduced, but if Party B reduces the debts under the master Contract, Party A's guarantee liability under this Contract should be reduced or reduced.

7.       In case of party A's division, dissolution, bankruptcy proceedings, cancellation, cancellation or business license revocation, the mortgaged property is damaged, lost, infringed or out of party A's control due to natural factors or the third party, and the mortgage property right is disputed or if the right certificate (express) is cancelled, party B shall be notified immediately.

8.       Disbandment or bankruptcy of the debtor when Party A knows that the debtor has entered into the dissolution or bankruptcy proceedings, it shall immediately notify Party B to declare the creditor's rights. At the same time, it shall participate in the dissolution or bankruptcy proceedings in time and exercise the right of recourse in advance. Party A knows or should know that the debtor enters the dissolution or bankruptcy procedure, but fails to timely in advance if the right of recourse is exercised first, party A shall bear the losses itself. Notwithstanding the provisions of Item 2 of Paragraph 6 of this article, if, in the bankruptcy proceedings of the debtor, Party B reaches a settlement agreement with the debtor or agrees to the reorganization plan, the rights of Party B under this Contract shall not be harmed by the settlement agreement or the reorganization plan, and Party A's guarantee liability shall not be waived. Party A shall not counter Party B's claims under the conditions stipulated in the settlement agreement and reorganization plan. Party B fails to make concessions to the debtor in the settlement agreement and reorganization plan for the part of the claims to be repaid, it shall still have the right to require Party A to assume the guarantee liability.

9.       Party A is dissolved or goes bankrupt in case of dissolution or bankruptcy of Party A, even if Party B's claims under the Master Contract are not yet due, Party B also has the right to participate in party A's liquidation or bankruptcy procedures and declare the right.

10.     In case of any change in its mailing address or contact information, Party A shall immediately notify it in writing Party B shall bear the losses caused by timely notice to Party B.

11.       Other agreed matters

(1)       If the mortgage registration items change and the registration of the change is required according to law, Party A shall go through the change registration procedures together with Party B according to the requirements of Party B, and it shall be borne by Party A

All related expenses.

(2)     The parties shall designate the following addresses as various documents under this Contract (such as notice, Collection letter, etc.) and the litigation and arbitration documents involved in the event of a dispute (including but not limited to the summons, Notice of court hearing, written judgment, written order, conciliation statement, notice of performance within a time limit, and evaluation report

Valid service address:

Party A:	Qingdao Tungray Science & Technology Development Co. Ltd.
Address: North North, West End of Binhe North Road, Cross-strait Agricultural Cooperation Pilot Zone, Pingdu City, Qingdao

Party B:	Pingdu Branch of China Construction Bank Co., Ltd
Address: No.187, Renmin Road, Pingdu City

The above service address is applicable to all litigation stages of first instance, second instance, retrial and execution. If the relevant litigation / arbitration documents shall be served at the above address, and are returned due to no receipt or rejection, etc., the date of return shall be the date of service. Any change of the above service address, The changing party shall notify the other parties in writing within 5 days after the change, otherwise the service at the above address shall still be valid, and the party that fails to timely notify the change shall bear the arising therefrom the legal consequences of.

(III) 1. The price and other expenses under this Contract are all tax including VAT Price, unless otherwise agreed upon by the parties.

2.       Invoice

2.1     Party B shall issue invoices in accordance with Item (1) below:

(1)	If Party A requests for invoicing, Party B shall receive the payment from Party A according to law Issue a VAT invoice for the current amount paid.

(2)	Other agreements: none

2.2     Invoice information provided by Party A

Company name (full name):	Qingdao Tungray Science & Technology Development Co. Ltd.

Taxpayer identification number:	913702830690827452

bank account:	802590200526382

Bank:	Pingdu Branch of Qingdao Bank

Address:	No.28, Binhe North Road, Nancun Town, Pingdu City, Qingdao

Tel:	86637998

2.3     In case of the need to cancel the invoice or issue red-letter invoices, Party A shall follow Party B requires timely assistance. If party A is unable to cancel the invoice or issue the red letter invoice due to Party A, Party A shall compensate Party B for all losses, including but not limited to taxes Additional taxes, fines, and late fees.

3.       If party a for the overseas institutions of the People's Republic of China, and the price and price under this contract according to the laws, regulations, rules or relevant provisions of the applicable tax incentives and tax record, party a shall, in accordance with the requirements of party b to provide party b with full and accurate VAT tax record information, to assist party b to complete the tax record, etc do.”

XII.   Contract dispute settlement method Any dispute arising from the performance of this Contract may be settled through negotiation. If no agreement can be reached through negotiation, the dispute shall be determined on the following ( one ) Settlement method, during the litigation or arbitration period, this contract does not involve The provisions of the disputed part must still be fulfilled.

(1)     Bring a lawsuit to the people's court where Party B is domicile.

(2)     Submit the blank arbitration committee in this column (the arbitration place is blank in this column), Arbitration shall be conducted in accordance with the arbitration rules currently in effect at the time of applying for arbitration. The arbitration award is final it shall be binding on both parties.

XIII.  Effectiveness of the contract

This contract shall be signed or affixed by Party A's legal representative (person in charge) or authorized agent

The official seal shall come into effect after being signed or affixed by the person in charge or authorized agent of Party B.

XIV.  This contract is made in triple form portion.

Article 12
List of mortgaged property

The mortgage property listed under this Contract is as follows:

List of collateral

Article 13
Party A represents and warrants

1.       Party A is clearly aware of party B's business scope and authorization authority.

2.       Party A has read all the terms of this Contract and the Master Contract. At the request of Party A, Party B the corresponding terms of this contract and the main contract have been explained. Party A to this contract and the master joint the meaning of the same clause and the corresponding legal consequences have been fully understood and fully understood.

3.       Party A has the legal qualification of a guarantor, and Party A is the guarantee bank under this contract to comply with the provisions of laws, administrative regulations, rules and Party A's articles of association or internal organization documents, and has been approved by the company's internal authority and / or national authority. Party A has no right all responsibilities arising from the signing of this Contract shall be borne by Party A, including but not limited to full compensation to compensate for the losses suffered by Party B.

4.        Party A shall confirm whether the debtor's assets, debts, operation, credit and reputation, whether it has the subject qualification and authority to sign the master contract and the ownership of the master contract the content has been fully understood.

5.       Party A has the right to own or dispose of the mortgaged property according to law, and the mortgaged property is not there is no dispute over the ownership of public facilities and property prohibited from circulation and transfer.

6.       There are no other co-owners in the mortgaged property, or although other co-owners exist, but the mortgage guarantee action has obtained the written consent of the other co-tenants.

7.       The mortgaged property is free from any defects or burdens not informed to Party B in writing, including but not limited to the mortgaged property as restricted circulation, sealed up, seized, supervised or exported the leased, lien and mortgaged property is in arrears with the purchase price, maintenance cost and construction project price paragraph, state tax, land use right grant fee, compensation for damages and other circumstances or mortgage money Production has been guaranteed for a third party.

8.       All materials and information related to the mortgaged property provided by Party A to Party B shall be true, legal, accurate and complete.

9.       The mortgage guarantee provided by Party A shall not damage the legitimate interests of any third party and shall not violate it Back to party A's legal and agreed obligations.

Party A (official seal):

Legal representative (person in charge) or authorized agent (signature):	/s/

February 5, 2018

On December 5

Party B (official seal):

Principal or authorized agent (signature):	/s/

February 5, 2018